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                                                                   EXHIBIT 10.18

June 17, 1999


Mr. James Haiduck
1911 Matzen Ranch Circle
Petuluma, CA  94954

Dear Jim:

     This letter sets forth our agreement on the terms and conditions of your employment by eUniverse, Inc., a Nevada corporation (the "Company").

     1.   Term of Employment. Subject to the terms and conditions of this letter
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agreement, the Company agrees to employ you and you hereby accept employment with the Company, on a full-time basis commencing on August 1, 1999. You or the Company may terminate the employment relationship under this agreement upon (30) days written notice. For all purposes under this letter agreement, you are an employee-at-will of the Company. The period during which you are employed by the Company pursuant to this agreement shall be referred to as the "Employment Period."

     2.   Position and Duties. The Company hereby employs you as Vice President,
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Sales. You shall report directly to the President and Chief Executive Officer of the Company. You hereby agree that you will not engage in services for hire for any employer other than the Company during the Employment Period.

     3.   Compensation.
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          (a)  Base Salary.  The Company shall to pay to you, as base
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compensation for the services to be rendered by you pursuant to this agreement of $108,000.00 on an annualized basis (the "Base Salary"), in accordance with
                                            -----------
the Company's normal payroll practices.

          (b)  Review and Adjustment of Salary. On an annual basis, the Company
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shall review your performance and other relevant factors relating to salary, and at the time of such review, the Base Salary may be increased as determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company.

          (c)  Bonuses. In addition to the Base Salary, you shall be eligible to
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receive an annual bonus as determined by the Compensation Committee of the Board of Directors of the Company.
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Mr. James Haiduck
June 17, 1999
Page 2

     4.   Stock Grants and Options.
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          (a)  Stock Options. Pursuant to the Company's 1999 Stock Awards Plan
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and Section 422 of the Internal Revenue Code, the Company hereby grants you options (the "Stock Options") to purchase 200,000 shares of common stock, $.001
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par value, of the Company (the Shares") at an exercise price per share of $9.50.
One-twelfth of the Stock Options shall vest and become exercisable ("Vest") over
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the period from the date of this Agreement through July 31, 2002 as follows:
16,667 of said Stock Options shall Vest on the last day of each January, April, July and October, commencing on October 31, 1999 and continuing until the first to occur of (i) all 200,000 of said Stock Options have Vested, or (ii) you are no longer employed by the Company. The number of Shares exercisable pursuant to the Stock Options shall be adjusted for any stock-splits or stock dividends by the Company after the date hereof.

          (b)  Accelerated Vesting of Stock Options Upon a Change of Control.
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In the event of a "Change of Control" of the Company during the Employment
Period, all of the remaining Stock Options granted in Section 4(a) above shall immediately Vest as of the date of the Change of Control. "Change of Control" shall occur:

               (i) upon the acquisition by any person, including a group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company or any of its subsidiaries or any executive benefit plan maintained by the Company or any of its subsidiaries, of beneficial ownership of 50% or more of the outstanding stock of the Company entitled to vote;

               (ii) upon the approval by the shareholders of the Company of a definitive agreement for the merger, consolidation, liquidation, recapitalization or sale of substantially all of the assets of the Company; or

               (iii) Upon a sale or other transfer of all or substantially all of the assets of the Company in one or a series of transactions.

     5.   Reimbursement of Expenses.  The Company shall reimburse you for normal
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and reasonable business expenses incurred by you in the course of your employment, including the reasonable costs for transportation and accommodations when you are required to travel away from the location in which you are employed. Such reimbursement shall be subject to the Company's standard procedures with respect to reimbursement, including such matters as pre-approval requirements, lodging and meal allowances, and reimbursement rates for automobile travel.

     6.   Benefits.  You shall be entitled to participate in all benefit plans
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that the Company provides to the other employees of the Company.
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Mr. James Haiduck
June 17, 1999
Page 3


     7.   Vacation.  You shall be entitled to three (3) weeks of vacation per
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year earned pro rata throughout each year.

     8.   Confidentiality.  You acknowledge that in connection with your
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employment by the Company, you will have access to trade secrets of the Company and other information and materials which the Company desires to keep confidential, including customer lists, supplier lists, financial statements, business records and data, marketing and business plans, and information and materials relating to the Company's services, products, methods of operation, key personnel, proprietary software and other proprietary intellectual property (collectively, the "Confidential Information"); provided however, that
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Confidential Information does not include information which (i) is or becomes publicly known through the lawful action of any party other than you; (ii) has been made available by the Company, directly or indirectly, to a non-affiliated third party without obligation of confidentiality; or (iii) you are obligated to produce as a result of a court order or pursuant to governmental action or proceeding. You covenant and agree that, both during and after the Employment Period, you will keep secret all Confidential Information and will not disclose, reveal, divulge or otherwise make known any Confidential Information to any person (other than the Company or its executives or agents in the course of performing your duties hereunder) or use any Confidential Information for your own account or for the benefit of any other individual or entity, except with the prior written consent of the Company.

     9.   Ownership of Intellectual Property.  You agree that all inventions,
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copyrightable material, software, formulas, trademarks, trade secrets and the like which are developed or conceived by you in the course of your employment by the Company (collectively, the "Intellectual Property"), shall be disclosed
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promptly to the Company and the Company shall own all right, title and interest in and to the Intellectual Property. All of the Intellectual Property shall be considered works made-for-hire pursuant to the United States Copyright Act of 1976, as amended from time to time. In order to ensure that the Company shall own all right, title and interest in and to the Intellectual Property in the event that any of the Intellectual Property is not deemed a work made-for-hire and in any other event, you hereby assign all such Intellectual Property to the Company, and you agree to affix to the Intellectual Property appropriate legends and copyright notices indicating the Company's ownership of all Intellectual Property and all underlying documentation to the extent reasonably appropriate, and will execute such instruments of transfer, assignment, conveyance or confirmation as the Company considers necessary to transfer, confirm, vest, perfect, maintain or defend the Company's right, title and interest in and to the Intellectual Property.

     10.  Non-Solicitation. You will not, during your employment with the
          ----------------
Company and for a period of six (6) months following the termination of your employment with the Company, either for your benefit or for the benefit of any other person or entity, directly or indirectly solicit any contractor, employee or customer of the Company or its affiliates ("customer" shall mean any person or entity to which the Company or any of its affiliates has provided services or provided a proposal to provide services within the six (6) months preceding the date of
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Mr. James Haiduck
June 17, 1999
Page 4


termination of your employment with the Company) to terminate his or her employment or other relationship with the Company or its affiliates.

     11.  Non-Disparagement. You will not, during your employment with the
          -----------------
Company or at any time thereafter, publicly disparage the Company, its affiliates and shareholders or any of their officers, directors, employees or agents, other than in connection with disclosures required by applicable law, regulation or order of court or governmental agency.

     12.  Entire Agreement. This agreement contains all of the representations,
          ----------------
covenants and agreements between you and the Company with respect to the subject matter hereof, and constitutes the entire agreement between you and the Company with respect to said subject matter. This agreement supersedes any and all other prior or contemporaneous agreements, whether oral or in writing, between you and the Company with respect to the subject matter thereof.

     13.  Governing Law.  This agreement shall be governed by and construed in
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accordance with the laws of the State of Connecticut without giving effect to the conflicts of law principles thereof.

     14.  Amendment.  Following your execution of this letter, no provision
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thereof may be amended unless such amendment is agreed to in writing and signed by you and an authorized officer of the Company.

     15.  Remedy. You hereby recognize and agree that the Company would not have
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an adequate remedy at law or in equity for the breach or threatened breach by you of any one or more of the covenants set forth in paragraphs 8, 9, 10 and 11 and agree that, in addition to such other remedies as may be available to the Company, in law or in equity, the Company may obtain an injunction or restraining order, without the posting of any bond or security and without the proof of special damages, to enjoin you from the breach or threatened breach of such covenants. The restrictions set forth in paragraphs 8, 9, 10 and 11 are considered by you and the Company to be reasonable for the purposes of protecting the business of the Company. However, if any such restriction is found by a court of competent jurisdiction to be unenforceable because it is too broad, it is the intention of you and the Company that such restriction shall be interpreted to be as broad as possible consistent with allowing its enforceability.

     16.  Survival of Obligations.  You agree that your obligations under
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paragraphs 8, 9 10 and 11 will survive any termination of your employment.

     17.  Notices.  All notices, requests, demands and other communications
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hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by reputable commercial messenger service or if mailed by registered or certified mail, postage prepaid, return receipt requested.
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Mr. James Haiduck
June 17, 1999
Page 5


     Our respective signatures below indicate our mutual assent to the terms of this letter agreement.

                                   Very truly yours,

                                   eUniverse, Inc.



                                   By:______________________________________
                                      Leland N. Silvas
                                      Its President and Chief Executive Officer

Accepted and agreed to:



______________________________
James Haiduck